Exhibit 10.40

February 25, 2010

William S. Ayer, Chairman
Puget Energy, Inc.
Puget Sound Energy, Inc.
10885 NE 4th Street
Bellevue, WA 98004

Re:           Waiver of Change in Control Rights

Dear Bill:

As you are aware, I am party to an employment agreement with Puget Sound Energy, Inc. and Puget Energy, Inc. dated as of January 1, 2002, as subsequently amended by amendments effective as of May 12, 2005, February 9, 2006 and February 28, 2008 (the "Agreement").  Section 7(e) of the Agreement, including but not limited subsections (A) through (C) of that section, provides certain payments and other benefits upon a Change in Control (as defined therein) (the "Change in Control Rights").

I hereby knowingly, irrevocably and permanently waive any Change in Control Rights as described in Section 7(e) of the Agreement, effective as of December 31, 2009.

Pursuant to Section 15 of the Agreement, I respectfully request that you please acknowledge this waiver by signing below.

Best Regards,

/s/ Stephen P. Reynolds
Stephen P. Reynolds
Chief Executive Officer and President
Puget Energy, Inc. and Puget Sound Energy, Inc.

Acknowledged this 25 day of February, 2010.

Puget Energy, Inc.
Puget Sound Energy, Inc.

/s/ William S. Ayer
William S. Ayer, Chairman